UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Kayne Anderson Energy Infrastructure Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21593	56-2474626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 2200 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 657-3863

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KYN	NYSE

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2025, Caroline A. Winn notified Kayne Anderson Energy Infrastructure Fund, Inc. (the “Company”) of her decision to resign from the Board of Directors of the Company (the “Board”), effective immediately. Ms. Winn qualified as a “disinterested” director of the Company (an “Independent Director”) under the Investment Company Act of 1940, as amended. Ms. Winn was designated as a Class III director with a remaining term that otherwise would have expired at the annual meeting of stockholders in 2028 unless reelected. At the time of her resignation, Ms. Winn served on the Audit Committee of the Board.

Ms. Winn confirmed that her decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Winn was recently promoted to the position of executive vice president of Sempra overseeing Southern California Gas Company and San Diego Gas & Electric Company. The Company congratulates Ms. Winn on her promotion and sincerely thanks her for more than three years of dedicated service on the Board.

Following her resignation, the Board is comprised of seven directors, six of whom are Independent Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kayne Anderson Energy infrastructure fund, inc.

Date: June 25, 2025	By:	/s/ James C. Baker, Jr.
		Name:	James C. Baker Jr.
		Title:	President, Chief Executive Officer and Chairman of the Board of Directors